Exhibit 99 (b)

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report of Commonwealth Telephone Enterprises, Inc. (the “Company”) on Form 10-K, as amended, for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Michael J. Mahoney, President and Chief Executive Officer of the Company, and Donald P. Cawley, Senior Vice President and Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Michael J. Mahoney

Michael J. Mahoney
President and Chief Executive Officer
Commonwealth Telephone Enterprises, Inc. (Principal Executive Officer)

By: /s/ Donald P. Cawley

Donald P. Cawley
Senior Vice President and Chief Accounting Officer
Commonwealth Telephone Enterprises, Inc.
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to Commonwealth Telephone Enterprises, Inc. and will be retained by Commonwealth Telephone Enterprises, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.